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                                                                   EXHIBIT 10.26

                                 Promissory Note

$6,315.00                                                       January 15, 2002

        For value received, the undersigned promises to pay to Novadigm, Inc., a Delaware corporation (the "Company"), or order, at its principal office the principal sum of $6,315.00 with simple interest thereon at the rate of 2.73% on the unpaid balance of the principal sum. Said principal and interest shall be due on October 17, 2002.

        This Note is secured by a pledge of the Company's common stock under the terms of a Security Agreement dated January 15, 2001 and is subject to all the provisions thereof.

        The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

        In the event the undersigned shall cease to be an employee of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

        Principal and interest shall be payable in lawful money of the United States of America. THE PRIVILEGE IS RESERVED TO PREPAY ANY PORTION OF THE NOTE AT ANY TIME.

        Should suit be commenced to collect this Note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The maker waives presentment for payment, protest, notice of protest and notice of non-payment of this Note.

                                        /s/ Robert Anderson
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                                        Robert Anderson